UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: May 3, 2010

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19825 (Commission File Number)	94-3116852 (IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA (Address of principal executive offices)		94404 (Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    The Compensation Committee of the Board of Directors (“Committee”) of SciClone Pharmaceuticals, Inc. (“SciClone”) undertook a review of various aspects of SciClone’s compensation arrangements with officers, including a review of vesting provisions for options held by Dr. Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone, severance arrangements for executive officers and the terms of Dr. Blobel’s change in control agreement. The Committee requested that its compensation advisor conduct a review of the policies of similarly situated companies and sought the recommendations of its advisor regarding such matters. Based upon such review the Committee determined that it was in the best interests of SciClone to revise certain arrangements, including providing that such arrangements were more comparable to arrangements at similarly situated companies.

On May 3, 2010, the Committee approved the implementation of severance arrangements with Gary S. Titus, Chief Financial Officer and Senior Vice President, Finance, Hans P. Schmid, President and Managing Director, SciClone Pharmaceuticals, International, Ltd., and Israel Rios, M.D., Chief Medical Officer and Senior Vice President, Medical Affairs (each an “Executive Officer,” and together, the “Executive Officers”). The Committee authorized SciClone’s management to enter into agreements with each of the Executive Officers which will provide that if the Executive Officer is terminated without cause, and subject to such Executive Officer’s execution of a general release of claims, SciClone will (i) pay such Executive Officer severance equal to 12 months of such Executive Officer’s base salary, (ii) pay 50% of the average of such Executive Officer’s performance bonus paid over the prior two fiscal years and (iii) if such Executive Officer timely makes an election to continue coverage under SciClone’s group health plan pursuant to COBRA, pay such Executive Officer’s COBRA premiums for a maximum period of 12 months, provided such Executive Officer does not become eligible for health coverage through another employer during this period.

On May 4 2010, based on the Committee’s review and recommendation, the Board of Directors approved changes to the compensation, severance and change of control benefits for Dr. Blobel. The changes include:

•

Dr. Blobel holds two option grants for an aggregate of 750,000 shares which provide for vesting in the future based upon SciClone’s common stock price attaining certain target prices within specified periods of time. The Board of Directors determined to change the vesting provisions of such outstanding but unvested stock options (the “Options”) such that 1/36th of Dr. Blobel’s unvested options shall vest monthly over a three year period, with initial vesting occurring on June 1, 2010;

•

Such Options would vest in the event of termination of employment of Dr. Blobel following a change in control, on the same terms as all executive officer options under the Company’s agreements with such officers;

•

In the event of a termination of Dr. Blobel’s employment without cause, Dr. Blobel’s employment agreement will be revised to provide that he will receive a payment of (i) the pro rata portion of a bonus, through the date of termination, with the bonus based on the average bonus paid to Dr. Blobel in the prior two fiscal years and (ii) the pro rata portion, through the date of termination, of his Long Term Incentive Plan; and

•

In the event of a termination without cause following a change of control, the inclusion in Dr. Blobel’s change of control agreement of a bonus payment equal to the average of the bonus paid to Dr. Blobel in the prior two fiscal years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2010	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Titus
Gary S. Titus Chief Financial Officer and Senior Vice President, Finance